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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                         APRIL 22, 1999

                        MAIL-WELL, INC.
     (Exact Name of Registrant as Specified in its Charter)

                            COLORADO
         (State or Other Jurisdiction of Incorporation)

        1-12551                          84-1250533
(Commission File Number)     (IRS Employer Identification Number)

          23 INVERNESS WAY EAST, ENGLEWOOD, CO  80112
      (Address of principal executive offices) (Zip Code)

                          303-790-8023
      (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.


     On April 22, 1999 the Company announced the following:


           MAIL-WELL ANNOUNCES RECORD SALES AND EARNINGS
             IN FIRST QUARTER 1999; EPS INCREASE OF 40%

ENGLEWOOD, CO--Mail-Well Inc. (NYSE: MWL) announced today record sales and earnings in the first quarter ended March 31, 1999.

First quarter 1999 sales increased 38% to $440.4 million from the same period a year ago. First quarter net income of $14.8 million increased 56%, while EPS of $0.28 per diluted share increased 40% compared to $0.20 per diluted share in the prior year.

"This was another strong quarter for Mail-Well and our twelfth consecutive quarter of record sales and earnings," said Gerald F. Mahoney, Chairman and CEO of Mail-Well. "Acquisitions continue to fuel our growth. In addition, operating margins improved in each segment over 1998 as the benefits from our profitability improvement programs continue to drive value. Our restructuring initiatives are on track and are expected to be substantially complete by the end of this year. We also completed two acquisitions in the first quarter: Colorhouse, the largest pre-press company in Minneapolis, and Hill Graphics, a high-quality sheetfed commercial printer in Houston. The previously announced acquisition of Porter Chadburn, a pressure-sensitive label manufacturer in the United States and England, is on track and will be completed in mid-May. Porter Chadburn will be our first acquisition in Europe and will move Mail-Well Label to the number two position in North America. For the remainder of 1999, we expect continued internal growth, operating margin improvement and additional revenue and profit contribution from acquisition opportunities."

Mail-Well is a leading consolidator in the highly fragmented printing industry, specializing in four fast-growing multibillion-dollar market segments: commercial printing, envelopes, labels and printing for distributors. With the completion of the Porter Chadburn acquisition, Mail-Well will have more than 13,000 employees, 110 printing plants and numerous sales offices throughout North America. Reporting 1998 sales of $1.5 billion, Mail-Well currently has a revenue run rate in excess of $1.9 billion.

This press release may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, product demand and sales, interest rates, ability to obtain assumed productivity savings and availability of acquisition opportunities.


Note: News releases and other information on Mail-Well can be accessed at www.mail-well.com
   -----------------


                              (more)


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
                       MAIL-WELL, INC.
                      FINANCIAL SUMMARY
              THREE MONTHS ENDED MARCH 31, 1999
             (MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                      THREE MONTHS ENDED MARCH 31,
                                      ----------------------------
Condensed Income Statement               1999          1998<F1>
                                        ------         --------
Net sales                               $440.4          $318.7

Gross profit                              99.7            69.0
Selling, administrative and other         62.1            45.5
                                        ------          ------
Operating income                          37.6            23.5
Interest and other expense                12.6             6.8
                                        ------          ------
Income before income taxes                25.0            16.7
Income taxes                              10.2             7.2
                                        ------          ------
Net income                              $ 14.8          $  9.5
                                        ======          ======

ADDITIONAL INFORMATION

Depreciation                            $  9.4          $  6.5
Amortization                            $  2.8          $  1.8
EBITDA                                  $ 49.8          $ 31.8

EARNINGS PER SHARE INFORMATION

Weighted average shares [basic]           48.9            43.5
Earnings per basic share                $ 0.30          $ 0.22
Weighted average shares [diluted]         58.3            53.7
Earnings per diluted share              $ 0.28          $ 0.20

BALANCE SHEET DATA                    31-MAR-99       31-DEC-98
                                      ---------       ---------
Cash and cash equivalents               $  2.3          $  1.4
Long-term debt and capital leases,
  excluding current portion             $582.3          $583.4
Stockholders' equity                    $317.8          $299.4

<F1>  Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.





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
                       MAIL-WELL, INC.
                     SEGMENT INFORMATION
              THREE MONTHS ENDED MARCH 31, 1999
                         (MILLIONS)
                                      THREE MONTHS ENDED MARCH 31,
                                      ----------------------------
NET SALES                                1999          1998<F1>
                                        ------         --------
   Commercial Printing                  $183.7          $ 99.5
   Envelopes                             198.9           190.6
   Printing for Distributors              32.9            24.6
   Labels                                 24.9             4.0
                                        ------          ------
Total net sales                         $440.4          $318.7
                                        ------          ------


OPERATING INCOME

   Commercial Printing                  $ 13.9          $  5.7
   Envelopes                              25.1            21.5
   Printing for Distributors               2.8             1.7
   Labels                                  1.7             0.3
                                        ------          ------
Total from operating segments             43.5            29.2
                                        ------          ------
   Corporate and other expenses            5.9             3.5
   Merger expenses                                         2.2
                                        ------          ------
Total operating income                  $ 37.6          $ 23.5
                                        ------          ------

<F1>  Restatement of previously reported financial statements to retroactively reflect the May 30, 1998 mergers of the Commercial Printing Group accounted for as poolings of interests.




                                 ###









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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                 Mail-Well, Inc.
                                 ---------------
                                 (Registrant)



                                 By: /s/Michael A. Zawalski
                                     -----------------------------------
                                     Michael A. Zawalski
                                     Sr. Vice President and CFO
Date:   April 22, 1999